Exhibit 99.1

UNFI Announces Repricing of Senior Secured Term Loan

Providence, Rhode Island – February 11, 2021 -- United Natural Foods, Inc. (NYSE: UNFI) (“UNFI”) today announced that it has successfully completed the repricing of its senior secured term loan facility. The amendment to the term loan agreement, among other things, reduced the Applicable Rate (as defined in the term loan agreement) from 4.25% to 3.50% for LIBOR-based loans, while the LIBOR floor remains at 0.00%. All other material terms of the term loan, including operating covenants and maturity date, were unchanged by the amendment.

About United Natural Foods

UNFI is North America's premier food wholesaler delivering the widest variety of products to customer locations throughout North America including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. By providing this deeper ‘full-store’ selection and compelling brands for every aisle, UNFI is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Today, UNFI is the largest publicly-traded grocery distributor in America. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

Investor Contact:
Steve Bloomquist, 952-828-4144
Steve.j.bloomquist@unfi.com